Exhibit 32

CERTIFICATION OF THE
PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Fabrizzio Busso-Campana, the CEO of Crystal International Travel Group, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Crystal International Travel Group, Inc. on Form 10-QSB for the quarter ended January 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Crystal International Travel Group, Inc.

Date: March 30, 2007	/s/ Fabrizzio Busso-Campana
Fabrizzio Busso-Campana
Chief Executive Officer/President

I, Peter Gallic, the CFO of Crystal International Travel Group, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Crystal International Travel Group, Inc. on Form 10-QSB for the quarter ended January 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Crystal International Travel Group, Inc.

Date: March 30, 2007	/s/ Peter Gallic
Peter Gallic
Chief Financial Officer